Exhibit 10.12

Execution Copy

AMENDMENT NUMBER ONE TO STOCK PURCHASE AGREEMENT

This AMENDMENT NUMBER ONE TO STOCK PURCHASE AGREEMENT (this “Amendment”), dated as of October 18, 2013, is made between SFX Entertainment, Inc., a Delaware corporation (the “Parent”), and SFXE Netherlands Holdings B.V., a company organized under the laws of the Netherlands and a wholly owned subsidiary of the Parent (the “Buyer” and, collectively with the Parent, the “Buyer Entities”), on the one hand, and One of Us Holding B.V., a company organized under the laws of the Netherlands (the “Seller” and, collectively with the Buyer Parties, the “Parties”), on the other hand.

A.           The Parent and the Seller are party to a Stock Purchase Agreement, dated August 8, 2013 (the “SPA”), pursuant to which the Parent has agreed to purchase 75% of the outstanding capital stock of ID&T NewHolding B.V., a company organized under the laws of the Netherlands (the “Company”).

B.           On September 23, 2013, the Parent, the Seller, and ID&T International entered into a letter agreement (the “Letter Agreement”).

C.           On the basis of the Letter Agreement and subject to the terms thereof and the terms of the SPA, among other things: (i) the Seller agreed to transfer to the Buyer, and the Parent agreed to purchase (or cause the Buyer to purchase) from the Seller, at the Closing 100% of the outstanding capital stock of the Company; and (ii) the Parent, the Seller, and ID&T International agreed to cause the Parent to become the sole owner, directly or indirectly, of all membership interests in the NAJV (including potentially through the acquisition of all of the issued and outstanding equity interests in ID&T International).

D.           The Parties desire to enter into this Amendment to amend certain terms of the SPA and to implement certain terms of the Letter Agreement.

The Parties hereby agree as follows:

1.            Definitions.

(a)          Capitalized terms used but not defined herein have the respective meanings given to such terms in the SPA, as amended by this Amendment.

(b)          “Key Employees” means the individuals set forth in Exhibit A, collectively.

(c)          “Key Employee Employment Agreement” means an employment agreement (as might have been amended) that is in effect immediately prior to the signing of this Amendment between a Key Employee and a Company Entity.

(d)          “Key Employee Employment Agreement Addendum No. 2” means, with respect to a Key Employee, an addendum to the Key Employee Employment Agreement with respect to such Key Employee between such Key Employee, the Company Entity that employed such Key Employee under such Key Employee Employment Agreement, the Parent, and ID&T Design (or another Company

Entity), dated as of the date of this Amendment, in the form attached as Exhibit D.

(e)          “Key Employee Management Agreement” means a management agreement (as might have been amended) that is in effect immediately prior to the signing of this Amendment between a Key Employee, such Key Employee’s personal holding company, and a Company Entity (other than the Stutterheim Management Agreement).

(f)           “Management Agreement Addendum No. 2” means, with respect to a Management Agreement Party, an addendum to a management agreement with respect to such Management Agreement Party between such Management Agreement Party, the personal holding company of such Management Agreement Party (as indicated in Exhibit B), and the other parties thereto, dated as of the date of this Amendment, in the form attached as Exhibit C.

(g)          “Management Agreement Party” means the individuals set forth in Exhibit B.

(h)          “NAJV Documents” means the NAJV JV Agreement, the Existing NAJV LLC Agreement, and the First Amendment to Existing NAJV LLC Agreement.

(i)           “SFX Stockholder Agreement Amendment” means the Amendment Number One to SFX Stockholder Agreement, dated as of the date of this Amendment, between the Parent, the Seller, and the other parties thereto, in the form attached as Exhibit E.

(j)           “Stutterheim Employment Agreement” means an employment agreement, dated as of the date of this Amendment, between Stutterheim and ID&T Design B.V., in the form attached as Exhibit F.

(k)          “Tavecchio Management Agreement Addendum No. 2” means an addendum to the Tavecchio Management Agreement, dated as of the date of this Amendment, between Tavecchio, W.W. Tavecchio Beheer B.V., ID&T Enterprise B.V., ID&T Design, and the Parent, in the form attached as Exhibit G.

2.            Amendments to the SPA.

(a)          Article 1 of the SPA is hereby amended to add the following defined terms in alphabetical order:

“Additional Parent Shares” has the meaning set forth in Section 2.2(c)(ii).

“Allocated Shares Instructions” has the meaning set forth in Section 2.2(c)(ii).

“Closing Date Consideration” means (a) the Closing Cash Payment, and (b) the Additional Parent Shares.

“First Amendment” means the Amendment Number One to Stock Purchase Agreement, dated as of October 18, 2013, between the Parent and the Buyer, on the one hand, and the Seller, on the other hand.

“First Amendment to Existing NAJV LLC Agreement” means the First Amendment to Amended and Restated Limited Liability Company Operating Agreement of ID&T/SFX North America LLC, dated August 8, 2013, between the NAJV, ID&T International, and SFX-IDT N.A. Holding.

“ID&T-designated Director” has the meaning set forth in Section 5.14(a).

“ID&T International SPA” means the Stock Purchase Agreement, dated October 18, 2013, between the Parent and SFX-IDT N.A. Holding II LLC, a Delaware limited liability company, on the one hand, and the Seller and ID&T Holding, on the other hand.

“ID&T International Shares” means the Shares (as defined in the ID&T International SPA).

“Key Employees” has the meaning set forth in the First Amendment.

“Key Employee Employment Agreement” has the meaning set forth in the First Amendment.

“Key Employee Employment Agreement Addendum No. 2” has the meaning set forth in the First Amendment.

“Key Employee Management Agreement” has the meaning set forth in the First Amendment.

“Letter Agreement” means the letter agreement, dated September 23, 2013, between the Parent, the Seller, and ID&T International.

“Management Agreement Addendum No. 2” has the meaning set forth in the First Amendment.

“Management Agreement Party” has the meaning set forth in the First Amendment.

“NAJV Advance Reassignment” has the meaning set forth in Section 2.3(c)(iii).

“NAJV Documents” means the NAJV JV Agreement, the Existing NAJV LLC Agreement, and the First Amendment to Existing NAJV LLC Agreement.

“Payment Due Date” has the meaning set forth in Section 2.2(c)(ii).

“SFX Stockholder Agreement Amendment” means the Amendment Number One to SFX Stockholder Agreement, dated as of October 18, 2013, between the Parent, the Seller, and the other parties thereto.

“Stutterheim Employment Agreement” has the meaning set forth in the First Amendment.

“Tavecchio Management Agreement Addendum No. 2” has the meaning set forth in the First Amendment.

“Transfer Agent” means the transfer agent with respect to the Parent Common Stock.

(b)          The following defined terms and their respective definitions are hereby deleted from Article 1 of the SPA: “Closing Cash Payment Due Date” and “Termination Letters”. The reference to “Termination Letters” in Section 2.3(a)(viii) is hereby deleted.

(c)          The following defined terms in Article 1 of the SPA are hereby amended and restated in their entirety to read as follows:

“Additional Cash Consideration” means an amount equal to $20,833,200.

“Ancillary Documents” means the Reorganization Documents, the SFX Stockholder Agreement, the License Agreement, each Key Employee Management Agreement (including the Tavecchio Management Agreement and the Timmerman Management Agreement), each Key Employee Employment Agreement, the Notice and Transfer Letters, the NAJV Advance Assignment, the NAJV Advance Reassignment, the SFX Stockholder Agreement Amendment, the Stutterheim Employment Agreement, the Tavecchio Management Agreement Addendum No. 2, each Management Agreement Addendum No. 2, each Key Employee Employment Agreement Addendum No. 2, and the other documents signed by or Contracts entered into between any of the Parties in connection with the Transactions.

“Base Consideration” means, collectively, (a) the Grant Date Consideration, (b) the Signing Date Cash Payment, and (c) the Closing Date Consideration.

“Buyer” means SFXE Netherlands Holdings B.V., a company organized under the laws of the Netherlands.

“Closing Cash Payment” means the Exercise Price, plus the Anticipated Dividend Amount, plus the Adjustment Amount, plus the Additional Cash Consideration.

“Competing Business” means, as of a given time, any business or activity conducted by a Person that is or that could reasonably be considered to be competitive with the Business or the NAJV Business at such time; except that (a) use of the Non-Business Assets, in and of itself, will not be deemed to be a Competing Business and (b) ownership of the equity interests TL Belgium (as defined in the Belgium JV Binding Term Sheet), in and of itself, will not be deemed to be a Competing Business.

“Notary Account” means the following trust account (kwaliteitsrekening) of the Notary:

IBAN:	NL30INGB0672644428
Attn.:	Kwaliteitsrekening Notariaat DLA Piper
Address:	Amstelveenseweg 638
Zipcode and place:	1081 JJ AMSTERDAM, THE NETHERLANDS
Bank:	ING Bank
Address:	Amstelplein 1
Zipcode and place:	1096 HA Amsterdam, THE NETHERLANDS
BIC code:	INGBNL2A

“Notice and Transfer Letter” means a notice and transfer letter entered into with a Key Employee (or with the personal holding company of a Key Employee) in connection with a Key Employee Agreement Addendum No. 2 or a Management Agreement Addendum No. 2.

“Purchased Shares” means 100% of the outstanding shares of capital stock of the Company.

“Specified Seller Indemnification Item” means:

(a)          any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any Contract or understanding alleged to have been made by any such Person with any Seller Entity (or any Person acting on their behalf) in connection with the Transactions;

(b)         to obtain, make, file, or provide (as applicable) any Consents relating to (i) any Events that were scheduled prior to the Closing or (ii) the use of any Intellectual Property used or held for use by any Seller Entity or used in connection with the operation of the Business;

(c)          any Breach of any representation or warranty of any Seller Parties (as defined in the ID&T International SPA) under the ID&T International SPA, any Breach of any obligation of any Seller Parties (as defined in the ID&T International SPA) under the ID&T International SPA, any indemnification obligations of the Seller Parties (as defined in the ID&T International SPA) under the ID&T International SPA, or any ID&T International Liability (as defined under the ID&T International SPA);

(d)          the stock power from ID&T Holding delivered to the Transfer Agent in connection with the delivery of the NAJV SFX Shares and the Grant Date SFX Shares in accordance with the Allocated Shares Instruction (including the due execution and delivery of such stock power and the authority of the signatories to such stock power to duly execute and deliver such stock power on ID&T Holding’s behalf); or

(e)          the accuracy of the information reflected in Schedule 2.2(c)(ii).

(d)          Clause (c) of the definition of “Listed Action” in the SPA is hereby amended and restated to read as follows:

(c)  declaring or paying any dividends or making any other distribution in cash or property in respect of such Seller Entity’s equity interests, other than (i) any lawful distributions or advances of cash up to €10,740,000 that have been lawfully declared or made and that are made after December 31, 2012 by ID&T Holding or the Seller to the Direct Seller Shareholders, which amount has been distributed or advanced as of the date hereof, (ii) any lawful distributions of SFX Shares, the NAJV SFX Warrant, the Grant Date Consideration, or the Signing Date Cash Payment to Direct Seller Shareholders, or (iii) any lawful distributions by a Company Entity to another Company Entity;

(e)          The reference to the phrase “immediately prior to the Reorganization” in the definitions of “Business” in the SPA is hereby replaced with the phrase “immediately prior to Step 9.B of the Reorganization Plan”.

(f)           Section 2.1 of the SPA is hereby amended and restated in its entirety to read as follows:

2.1         The Closing. The closing of the Transactions (the “Closing”) will be deemed to have occurred upon the transfer of the Purchased Shares by the Seller to the Buyer by means of the execution of the Notarial Deed of Transfer by the Notary. The date on which the Closing occurs is herein referred to as the “Closing Date”, which the Parties agree is deemed to be October 18, 2013.

(g)          Section 2.2(a) of the SPA is hereby amended and restated in its entirety to read as follows:

(a)          In accordance with and subject to the terms hereof, (i) the Seller hereby sells and agrees to transfer to the Buyer at the Closing, and the Buyer hereby purchases and agrees to accept transfer from the Seller at the Closing of, the Purchased Shares, free and clear of all Liens, and (ii) at the Closing, the Seller shall transfer to the Buyer, and the Buyer shall accept transfer from the Seller of, all of the Seller’s rights, title, and interest in and to the Purchased Shares, free and clear of all Liens. For the avoidance of doubt, the Buyer will not have (and will not be deemed to have) any ownership interest in the Purchased Shares prior to Closing.

(h)          Section 2.2(c) of the SPA is hereby amended and restated in its entirety to read as follows:

(c)          (i)           The Seller acknowledges that, on October 16, 2013, the Parent transferred, on the Buyer’s behalf, $66,748,027 in cash (representing the Closing Cash Payment) to the Notary Account under the reference “Purchase Price ID&T” to be held by the Notary in the Notary Account for the benefit of the Buyer until the Notarial Deed of Transfer has been duly executed by the Notary, after which the amount will be held on behalf of the Seller.

(ii)          No later than 5:00 p.m. New York City time on October 18, 2013 (the “Payment Due Date”), the Parent shall instruct (such instruction, the “Allocated Shares Instructions”) the Transfer Agent to issue to the Persons set forth in Schedule 2.2(c)(ii) (and the Seller hereby directs the Parent to so issue the Additional Parent Shares to such Persons), free and clear of all Liens, 801,277 shares of Parent Common Stock (such shares, the “Additional Parent Shares”) and to effect the transfer of record ownership of the SFX Shares as set forth in Schedule 2.2(c)(ii).

The Buyer and the Seller shall instruct the Notary to execute the Notarial Deed of Transfer upon the Parent’s delivery of the Allocated Shares Instructions. Immediately following such transfer, the Notary shall, and the Seller is hereby authorized to and shall instruct the Notary to, release such amount to the Seller by wire transfer to an account designated by the Seller.

(i)           The first sentence of Section 2.2(d) of the SPA is hereby amended and restated in its entirety to read as follows:

If, on or prior to the Payment Due Date, the Parent has not delivered the Allocated Shares Instructions in accordance with Section 2.2(c), then, without limitation of any other legal or equitable remedies available to the Seller, including remedies pursuant to this Agreement, the Seller will be permitted, upon written notice provided by the Seller to the Parent, to terminate this Agreement.

(j)           Section 2.3(a)(x) of the SPA is hereby amended and restated in its entirety to read as follows:

(x)          [Reserved]

(k)          A new Section 2.3(c) is hereby added to the SPA to read as follows:

(c)          Seller Closing Deliveries. On the Payment Due Date:

(i)           the Seller shall deliver to the Parent the original shareholders’ register of the Company that evidences the Seller’s ownership of the Purchased Shares as of immediately prior to the Closing;

(ii)          the Seller shall deliver to the Parent a counterpart signature page to the assignment agreement in the form attached as Exhibit S (the “NAJV Advance Reassignment”), signed by the Seller;

(iii)         the Seller shall deliver to the Parent and to the Transfer Agent an instruction letter from the Seller and ID&T Holding instructing the Parent to issue the Additional Parent Shares and to effect the transfer of record ownership of the SFX Shares as set forth in Schedule 2.2(c)(ii), to cancel the respective share certificates held by ID&T Holding that represent the NAJV SFX Shares and the Grant Date SFX Shares, and to issue new share certificates to the Persons listed in Schedule 2.2(c)(ii) and for such number of shares of Parent Common Stock as set forth therein;

(iv)         the Seller shall deliver to the Parent and to the Transfer Agent an instruction letter from MCH Holding B.V. instructing the Parent to issue or transfer a certain number of shares of Parent Common Stock to Cornelius Stutterheim as set

forth in Schedule 2.2(c)(ii) and to issue new share certificates to Cornelius Stutterheim for such number of shares of Parent Common Stock as set forth therein; and

(v)          the Seller shall deliver to the Parent the respective share certificates held by ID&T Holding that represent the NAJV SFX Shares and the Grant Date SFX Shares.

(l)           A new Section 2.3(d) is hereby added to the SPA to read as follows:

(d)          Parent Closing Deliveries. On the Payment Due Date:

(i)           the Parent shall provide the Allocated Shares Instructions in accordance with Section 2.2(c);

(ii)          the Parent shall deliver to the Seller the Closing Cash Payment by wire transfer of immediately available funds pursuant to Section 2.2(c); and

(iii)         the Parent shall deliver to the Seller a counterpart signature page to the NAJV Advance Reassignment, signed by the Parent.

(m)         A new Section 2.9(e) is hereby added to the SPA to read as follows:

(e)          No later than December 31, 2013, the Parent shall allocate the Closing Date Consideration between the Purchased Shares and the ID&T International Shares and provide such allocation to the Seller.

(n)          Section 5.1 of the SPA is hereby amended and restated in its entirety to read as follows:

5.1         Non-solicitation. For a period commencing on the date hereof and ending on (and including) the second anniversary hereof (such period, the “Non-Solicitation Period”), the Seller shall not (and shall cause the Seller’s Affiliates to not), directly or indirectly: (a) intentionally interfere with the relationship between any of the Buyer Entities, on the one hand, and any Person that is at any time during the Non-Solicitation Period a Key Buyer Entity Contact, on the other hand; (b) solicit, recruit, or hire (or attempt to solicit, recruit, or hire) any Person that is at any time during the Non-Solicitation Period an employee of any Buyer Entity, except for those employees whose employment has been previously terminated by such Buyer Entity and except for general solicitations for employment that are not targeted at any such employees; or (c) take any action that is intended to divert from any Buyer Entity any business opportunity that is within the scope of the Business.

(o)          Section 5.2 of the SPA is hereby amended and restated in its entirety to read as follows:

5.2         Non-competition. During the period commencing on the date hereof and ending on (and including) the second anniversary hereof, the Seller shall not (and shall cause the Seller’s Affiliates to not), directly or indirectly (whether as principal, agent, officer, Director, partner, employee, independent contractor, equityholder, licensor, or otherwise, and whether separately or in concert with one or more other Persons), engage, participate, assist in, manage, or provide any services as a consultant or in any other capacity to, any Person or business that is or that was formed with a purpose of becoming (whether before or after the Closing) or engaging in (whether before or after the Closing) a Competing Business.

(p)          Section 5.8 of the SPA is hereby amended by adding the following clause (d) at the end thereof:

(d)          To the fullest extent permitted by Law after the Closing: (i) the Parent shall cause the Company to indemnify and hold harmless the directors of the Seller and the directors of the Seller’s Affiliates (including the directors of any Company Entity) for any Losses suffered or incurred by such directors arising out of actions taken by such directors, in good faith, to implement the Reorganization pursuant to the Reorganization Plan; and  (ii) the Parent shall cause the Company to indemnify and hold harmless the directors of the Seller (in their capacities as directors of the Seller), the directors of the Seller’s Affiliates (including the directors of any Company Entity) (in their capacities as directors of such Affiliate), and ID&T Holding (in ID&T Holding’s capacity as the sole shareholder of ID&T International) for any Losses suffered or incurred by ID&T Holding (in ID&T Holding’s capacity as the sole shareholder of ID&T International) or such directors (in their capacities as such) arising out of the dividend distribution of $7.5 million by ID&T International as set forth in step 34.A of the Reorganization Plan, but (a) only if there has been a ruling from a court of competent jurisdiction that such dividend was improperly made, (b) only to the extent that such dividend rendered ID&T International insolvent, without taking into account the ID&T Brazil Eventos Equity Distribution (as defined in the ID&T International SPA), the ID&T Brazil Produções Distribution (as defined in the ID&T International SPA), the ID&T Australia Equity Distribution (as defined in the ID&T International SPA), and the distribution of the ID&T Belgium JV Equity (as defined in the ID&T International SPA) as described in Section 3.21(b) of the ID&T International SPA and as contemplated by Section 5.6(c) of the ID&T International SPA, and (c) only up to a maximum of $7.5 million, plus any court awarded or directed interest, in aggregate.

(q)                              Section 5.9 of the SPA is hereby amended and restated in its entirety to read as follows:

5.9       Articles of Association. Prior to the Closing Date, the Seller shall cause to be filed with the Trade Register of the Dutch Chamber of Commerce the following (and shall provide evidence thereof to the Parent):

(a)        the amended and restated articles of association of the Company, in the form attached as Exhibit A;

(b)        the amended and restated articles of association of ID&T Design, in the form attached as Exhibit Q; and

(c)        the amended and restated articles of association of ID&T Management BV, in the form attached as Exhibit R.

(r)                                 Section 5.10 of the SPA is hereby amended and restated in its entirety to read as follows:

[Reserved]

(s)                                A new Section 5.13 is hereby added to the SPA to read as follows:

5.13     Dissolution of ID&T International. Upon the Parent’s reasonable request after the Closing, the Seller shall (and shall cause the Seller’s Affiliates) to cooperate with the Parent and the Parent’s Affiliates, and take such actions as the Parent reasonably requests, in connection with the dissolution, liquidation, and winding up of ID&T International.

(t)                                 A new Section 5.14 is hereby added to the SPA to read as follows:

5.14     Post-Closing Governance: Creative Matters.

(a)        The Parent hereby offers (in accordance with and subject to this Section 5.14) to Stutterheim for Stutterheim to serve from and after the Closing as a Director (the “ID&T-designated Director”) on the Board of each Company Entity that is comprised of individual Directors for a period of up to the earlier of (i) the date that is the eight-year anniversary of the Closing Date, (ii) the date on which the ID&T-designated Director no longer serves on the Company’s Board, and (iii) the date on which the Stutterheim Employment Agreement is terminated or expires, or after which Stutterheim is no longer providing services thereunder.

(b)        The Parent shall appoint the ID&T-designated Director to the Board of each Company Entity in accordance with this Section 5.14.

(c)        Promptly after the CCO-Q-Dance (as defined in the Tavecchio Management Agreement Addendum No. 2) has provided ID&T Enterprise B.V. and the Parent with a designation in writing of the Designated Key Employees (as defined in the Tavecchio Management Agreement Addendum No. 2), the employment agreement of or management agreement, as the case might be, with respect to each such Designated Key Employee will be amended to include the language as set out in clauses 19 through 23 (inclusive) of the Tavecchio Management Agreement Addendum No. 2 (as well as the definitions of capitalized terms used in such clauses), as applicable to such Designated Key Employee.

(u)                              A new Section 5.15 is hereby added to the SPA to read as follows:

5.15     Toren Overhoeks Lease.  The Parent shall, subject to legal review, use its reasonable best efforts to cause the Company or one if its Subsidiaries to enter into a lease with Toren Overhoeks B.V. as promptly as practicable following the Closing on the commercial terms previously agreed and provided to the Parent.

(v)                              Section 6.3(a) of the SPA is hereby amended and restated in its entirety to read as follows:

(a)        The Parties shall (and shall cause the Company Entities to) cooperate fully, as and to the extent reasonably requested by the Parent, the Company Entities, or the Seller, in connection with any Tax matters relating to the Company Entities (including by the provision of reasonably relevant records or information). The Seller agrees to allow the Buyer to take possession of all books and records with respect to Tax matters pertinent to the Company Entities.

(w)                          A new Section 6.3(c) is hereby added to the SPA to read as follows:

(c)        Upon the request of the Buyer Parties, the Seller shall assist (and, as applicable, shall cause the Seller’s Affiliates to assist) the Buyer Parties to timely file at the expense of the Buyer Parties, no later than 75 days after the Closing Date and to be effective on the Closing Date, entity classification elections on U.S. IRS Forms 8832 for each Company Entity to change or confirm each Company Entity’s classification for U.S. federal income tax purposes, as determined in the sole discretion of the Buyer

Parties. The Buyer Parties shall prepare each such U.S. IRS Form 8832, wherever applicable, in consultation with the Seller’s U.S. tax counsel.

(x)                              Section 6.4(a) of the SPA is hereby amended and restated in its entirety to read as follows:

(a)        Tax Returns. The Buyer shall control the Company’s preparation and filing of all Tax Returns of the Company Entities that are filed after the Closing Date; except that the Buyer shall permit the Seller to review any such Tax Returns to the extent such Tax Returns relate to a period and item with respect to which the Seller might have an indemnification obligation hereunder, and the Buyer shall consider in good faith the Seller’s comments with respect to such item (but the Buyer will retain sole discretion with respect to such Tax Returns).

(y)                              Section 6.5(b) of the SPA is hereby amended and restated in its entirety to read as follows:

(b)        Tax Proceedings. The Buyer has the exclusive right to control any Tax Proceeding with respect to any of the Company Entities or with respect to any Tax that might become an obligation of any of the Company Entities; except that, if such Tax Proceeding relates to any Tax that might become subject to indemnification hereunder, then (a) the Buyer shall consult with Seller in good faith regarding the course of conduct of such Tax Proceedings, (b) the Seller will have the right to attend as an observer any meetings with Governmental Authorities with respect thereto, and (c) the Buyer will not settle any such Tax Proceeding without the Seller’s written consent, which consent the Seller shall not unreasonably withhold, delay, or condition.

(z)                               The reference in the last sentence of Section 7.3(b)(i) of the SPA to Section 7.2(b)(i) of the SPA is hereby amended to be a reference to Section 7.2(a)(i) of the SPA.

(aa)                        Section 8.2 of the SPA is hereby amended and restated in its entirety to read as follows:

8.2       Expenses. Except as otherwise expressly provided herein and except to the extent accounted for in Section 2.4, each Party will be responsible for bearing the Transaction Expenses that such Party incurs (and the Seller will be responsible for bearing the Company’s expenses); except that (a) the Parent shall pay the cost of preparing the US Audit and any GAAP reconciliation of the Seller’s historical financial statements (to the extent that the Parent requested such reconciliation), (b) the Seller shall pay the cost of preparing the Seller’s audited financial statements in accordance with Dutch GAAP, and (c) the Company will bear all reasonable expenses that are incurred by the Seller Entities after the

Parties agree upon the structure of the Reorganization and that are associated with implementing the Reorganization (and with respect to any other expenses relating to the Reorganization, the Seller and the Buyer Parties shall bear their respective expenses). The Parent acknowledges that it has reviewed the calculation of the amounts required to be paid pursuant to clause (a) of this Section 8.2 and agrees to pay such amount.

(bb)                      Section 8.10 of the SPA is hereby amended and restated in its entirety to read as follows:

8.10     Entire Agreement. This Agreement, the First Amendment, the ID&T International SPA, the Ancillary Documents, the Existing NAJV LLC Agreement Surviving Terms, and the NAJV JV Agreement Surviving Terms (a) are a final, complete, and exclusive statement of the agreement and understanding of the Parties with respect of the subject matter hereof and the Transactions, (b) collectively constitute the entire agreement of the Parties with respect to the subject matter hereof and the Transactions contemplated hereby, and (c) except with respect to the Existing NAJV LLC Agreement, the First Amendment to Existing NAJV LLC Agreement, the Existing NAJV LLC Agreement Surviving Terms, and the NAJV JV Agreement Surviving Terms, supersede, merge, and integrate herein any prior and contemporaneous negotiations, discussions, representations, understandings, and agreements between any of the Parties (including the Option Agreement (including the Side Letter), the Letter Agreement, and the Pre-existing Confidentiality Agreements), whether oral or written, with respect to the subject matter hereof and the Transactions. Notwithstanding anything in this Agreement, the First Amendment, the ID&T International SPA, or any of the Ancillary Documents to the contrary, the NAJV Documents will survive upon the occurrence of the Closing.

(cc)                        Exhibit A to the SPA is hereby replaced in its entirety by Exhibit H.

(dd)                    Exhibit M to the SPA is hereby replaced in its entirety by Exhibit I.

(ee)                        Exhibit Q to the SPA is hereby replaced in its entirety by Exhibit J.

(ff)                          Exhibit R to the SPA is hereby replaced in its entirety by Exhibit K.

(gg)                      A new Exhibit S is hereby added to the SPA, which Exhibit S is attached to this Amendment as Exhibit L.

(hh)                      A new Schedule 2.2(c)(ii) is hereby added to the SPA, which Schedule 2.2(c)(ii) is attached as Exhibit M.

(ii)                              Solely for purposes of determining the accuracy of the representations and warranties contained in Section 3.3 of the SPA that are deemed to be made at the Closing, each of Schedules 3.3(a), 3.3(b)(iii), and 3.3(c) to the SPA is hereby replaced in its entirety with revised Schedules 3.3(a), 3.3(b)(iii), and 3.3(c) to the SPA, which are attached as Exhibits N.1, N.2, and N.3, respectively.

(jj)                              Schedule 3.18 of the SPA is hereby amended to add the following therein:

The actions set forth in the Reorganization Plan.

3.                                    Deliveries.

(a)                               Seller Deliveries. On the date of this Amendment, the Seller shall deliver to the Parent the following:

(i)                              a copy of each of the Stutterheim Employment Agreement, the Tavecchio Management Agreement Addendum No. 2, a Management Agreement Addendum No. 2 with respect to each Management Agreement Party, and a Key Employee Employment Agreement Addendum No. 2 with respect to each  Key Employee (other than Stutterheim and other than any Management Agreement Party), in each case duly signed by the parties thereto, other than the Parent;

(ii)                            a counterpart signature page to the SFX Stockholder Agreement Amendment, signed by the parties thereto, other than the Parent and Sillerman;

(iii)                      written resignations of each of the Directors of the Company, the NAJV, any Company Entity and any NAJV Entity, effective as of immediately after the Closing, and a shareholders’ resolution of the Seller accepting such resignations; and

(iv)                        powers of attorney in favor of the Notary, duly executed on behalf of the Company and the Seller authorizing their respective representatives to attend to and execute the Notarial Deed of Transfer.

(b)                              Parent Deliveries. On the date of this Amendment, the Parent shall deliver to the Seller the following:

(i)                                  a counterpart signature page to each of the Stutterheim Employment Agreement, the Tavecchio Management Agreement Addendum No. 2, a Management Agreement Addendum No. 2 with respect to each Management Agreement Party, and a Key Employee Employment Agreement Addendum No. 2 with respect to each Key Employee (other than Stutterheim and other than any Management Agreement Party), in each case signed by the Parent;

(ii)                              a counterpart signature page to the SFX Stockholder Agreement Amendment, signed by the Parent and Sillerman; and

(iii)                          powers of attorney in favor of the Notary, duly executed on behalf of the Buyer and the Parent, authorizing their respective representatives to attend to and execute the Notarial Deed of Transfer.

4.                                    Incorporation by Reference. The following provisions of the SPA are hereby incorporated by reference as if set forth in full herein, mutatis mutandis: Section 8.1 (Notices); Section 8.3 (Amendments; Waivers); Section 8.5 (Arbitration); Section 8.6 (Governing Law); Section 8.7 (Consent to Jurisdiction and Venue); Section 8.8 (Counterparts); Section 8.9 (No Third-Party Beneficiaries); Section 8.11 (Captions); Section 8.12 (Severability); Section 8.13 (Interpretation; Construction); Section 8.14 (Equitable Relief); and Section 8.15 (Business Days).

5.                                    No Other Amendments. Except as amended hereby, the terms of the SPA remain in effect.

6.                                    Assignment. Each Party shall not, and shall not purport to, assign any of such Party’s rights hereunder, delegate any of such Party’s obligations hereunder, or delegate such Party’s performance in satisfaction of any conditions to any obligations of any other Party hereunder (and shall not enter into any Contract that requires any such assignment or delegation) without the prior written consent of each other Party, and any such purported assignment or delegation without obtaining such written consent will be void; except that, prior to the Closing, the Parent is permitted to assign any of the Parent’s rights hereunder, delegate any of the Parent’s obligations hereunder, or delegate the Parent’s performance in satisfaction of any conditions to any obligations of the Seller to the Buyer without obtaining the prior written consent of the Seller (except that any such delegation of any obligation will not operate to relieve the Parent of such obligation).

7.                                    Waiver of Jury Trial. To the extent permitted by Law, each Party irrevocably and unconditionally waives any right that such Party might have to a trial by jury in any Suit arising out of or relating to this Amendment or the Transactions. Each Party acknowledges that: (a) such Party has considered the implications of the waiver in this Section 7; (b) such Party will continue to rely upon the waiver in this Section 7 in such Party’s future dealings arising out of or relating to this Amendment and the Transactions; and (c) this provision is a material inducement for such Party to enter into this Amendment and to consummate the Transactions.

8.                                    Entire Agreement. This Amendment, the SPA, the ID&T International SPA, the Ancillary Documents, the Existing NAJV LLC Agreement Surviving Terms, and the NAJV JV Agreement Surviving Terms (a) are a final, complete, and exclusive statement of the agreement and understanding of the Parties with respect of the subject matter hereof and the Transactions, (b) collectively constitute the entire agreement of the Parties with respect to the subject matter hereof and the Transactions contemplated hereby, and (c) except with respect to the Existing NAJV LLC Agreement, the First Amendment to Existing NAJV LLC Agreement, the Existing NAJV LLC Agreement Surviving Terms, and the NAJV JV Agreement Surviving Terms, supersede, merge, and integrate herein any prior and contemporaneous negotiations, discussions, representations, understandings, and agreements between any of the Parties (including the Option

Agreement (including the Side Letter), the Letter Agreement, and the Pre-existing Confidentiality Agreements), whether oral or written, with respect to the subject matter hereof and the Transactions. Notwithstanding anything in this Amendment, the SPA, the ID&T International SPA, or any of the Ancillary Documents to the contrary, the NAJV Documents will survive upon the occurrence of the Closing.

9.                                    Further Assurances. Each Party shall, without further consideration, prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents, and statements, and take such other actions as might be required by Law or reasonably necessary to effectively carry out the purposes hereof.

[Signature pages follow.]

The Parties are signing this Amendment as of the date first written above.

SFX ENTERTAINMENT, INC.

By:	/s/ Sheldon Finkel
Name: Sheldon Finkel
Title: Vice Chairman

ONE OF US HOLDING B.V.

By:	/s/ Duncan Stutterheim
Name: Duncan Stutterheim
Title: Director

By:	/s/ Wouter Tavecchio
Name: Wouter Tavecchio
Title: Director

Signature page to Amendment Number One to Stock Purchase Agreement

SFXE NETHERLANDS HOLDINGS B.V.

By:	/s/ Sheldon Finkel
Name: Sheldon Finkel
Title: Managing Director

By:	/s/ Mitchell Slater
Name: Mitchell Slater
Title: Managing Director

Signature page to Amendment Number One to Stock Purchase Agreement